UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2009

Mellanox Technologies, Ltd.
(Exact name of Registrant as Specified in its Charter)

Israel (State or other jurisdiction of incorporation)	001-33299 (Commission File Number)	98-0233400 (I.R.S. Employer Identification No.)
Hermon Building
Yokneam, Israel 20692
(Address of Principal Executive Offices)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) On February 13, 2009, the Compensation Committee of the Board of Directors (the “Board”) of Mellanox Technologies, Ltd. (the “Company”), approved the reduction in annual salaries paid to the following named executive officers of the Company (as identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2008) effective as of February 13, 2009:

Name	Title	Original Annual Salary	Reduced Annual Salary
Michael Gray	Chief Financial Officer	$230,000	$195,500
Michael Kagan	Chief Technology Officer	$163,095	$138,631
Marc Sultzbaugh	Vice President of World Wide Sales	$220,000	$187,000
     (b) On February 13, 2009, the Compensation Committee of the Board approved the payment of cash bonuses to the following named executive officers of the Company (as identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2008) for services rendered for the fiscal year ended December 31, 2008 pursuant to the Company’s annual cash bonus compensation program:

Name	Title	Bonus Amount
Michael Gray	Chief Financial Officer	$47,000
Michael Kagan	Chief Technology Officer	$37,000
Marc Sultzbaugh	Vice President of World Wide Sales	$47,000
The Company expects to pay these bonuses on or before March 1, 2009.
     (c) On February 15, 2009, the Board, following the approval of the Audit Committee of the Board and the recommendation of the Compensation Committee of the Board, approved the reduction in the annual salary paid to Eyal Waldman, the Company’s President and Chief Executive Officer, from $325,000 to $276,250 effective as of February 13, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 19, 2009	MELLANOX TECHNOLOGIES, LTD.
	By:	/s/ Michael Gray
		Name:	Michael Gray
		Title:	Chief Financial Officer